UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 15, 2008

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15903	72-1100013

(Commission File Number)	(IRS Employer Identification No.)

6565 MacArthur Boulevard, Suite 1050 Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(972) 401-0090

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Corporate and Proppant Incentive Compensation Plan
Pinnacle Technologies, Inc. Incentive Conpensation Plan

Item 1.01.	Entry into a Material Definitive Agreement.
     See Item 5.02 below — “Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers — Incentive Compensation Plan for CARBO Key Employees” and “Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers — Incentive Compensation Plan for Pinnacle Key Employees.”

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Incentive Compensation Plan for CARBO Key Employees
     On January 15, 2008, the board of directors (the “Board”) of CARBO Ceramics, Inc. (“CARBO”) approved, effective January 1, 2008, the Corporate and Proppant Incentive Compensation Plan for Key Employees (the “CARBO Key Employee Plan”). Pursuant to the CARBO Key Employee Plan, key salaried employees, other than the president and chief executive officer of CARBO, are eligible to receive performance-based cash awards on a quarterly and/or annual basis.
     The compensation committee of the Board (the “Compensation Committee”) may set incentive payment targets for a quarterly or annual performance period for each eligible grade position with each individual target being a percentage of each participant’s base salary. The targets will be determined based upon the Compensation Committee’s review of: (i) compensation philosophy; (ii) practices at comparable companies; (iii) the level of responsibility of each eligible position; and (iv) overall needs and objectives.
     A portion of the incentive payment target will be based on corporate performance (the “Corporate Portion”) which will be measured based on a comparison of actual Net Income Before Tax of CARBO for the performance period against target Net Income Before Tax for the performance period set forth in CARBO’s 2008 business plan. The actual percentage of the Corporate Portion to be paid will range from 0% if the actual Net Income Before Tax is less than 75% of the target up to 200% if the actual Net Income Before Tax is equal to or greater than 140%.
     A portion of the incentive payment target will be based on individual performance (the “Individual Portion”) which will be measured either by the participant’s performance appraisal rating or by the revenue generation, Net Income Before Tax or other measures approved by the Compensation Committee as set forth in the participant’s performance plan. If the Individual Portion is based on the participant’s performance review, the actual percentage of the Individual Portion to be paid will range from 0% if the participant’s performance appraisal rating is less than 3 to 120% if the participant’s performance appraisal is 5. If the Individual Portion is based on targets set forth in the participant’s performance plan, the participant must reach at least 75% of the applicable goal or, for growth oriented plans, 75% of the corresponding prior periods’ actual performance level, in order for the Individual Portion to be earned.
     To be eligible for an annual award, a participant must be in continuous employment with CARBO through December 31, 2008, and to be eligible for a quarterly award, a participant must be in continuous employment with CARBO through the date on which the quarterly award is paid.
     The CARBO Key Employee Plan is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Incentive Compensation Plan for Pinnacle Key Employees
     On January 15, 2008, the Board of CARBO approved, effective January 1, 2008, the Pinnacle Technologies, Inc. (“Pinnacle”) Incentive Compensation Plan for Key Employees (the “Pinnacle Key Employee Plan”). Pinnacle is a wholly-owned subsidiary of CARBO. Pursuant to the Pinnacle Key Employee Plan, key salaried employees are eligible to receive performance-based cash awards on a quarterly and/or annual basis.
     The Compensation Committee may set incentive payment targets for a quarterly or annual performance period for each eligible grade position with each individual target being a percentage of each participant’s base salary. The targets will be determined based upon substantially the same criteria as described above for the CARBO Key Employee Plan.
     A portion of the incentive payment target will be based on corporate performance in the substantially the same manner as described above for the CARBO Key Employee Plan.
     A portion of the incentive payment target will be based on Pinnacle performance (the “Pinnacle Portion”), which will be measured based on a comparison of actual Net Income Before Tax of Pinnacle for that performance period against target Net Income Before Tax for the performance period set forth in the Pinnacle 2008 business plan. The actual percentage of the Pinnacle Portion paid will range from 0% if the actual Net Income Before Tax is less than 50% of the target Net Income Before Tax up to 200% of if the actual Net Income Before Tax is equal to or greater than 160% of the target Net Income Before Tax.
     A portion of the incentive payment target will be based on individual performance in substantially the same manner as described above for the CARBO Key Employee Plan.
     To be eligible for an annual award, a participant must be in continuous employment substantially as described in the CARBO Key Employee Plan.
     The Pinnacle Key Employee Plan is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Corporate and Proppant Incentive Compensation Plan for Key Employees. (Effective January 1, 2008).

10.2	Pinnacle Technologies, Inc. Incentive Compensation Plan for Key Employees (Effective January 1, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: January 22, 2008.
	By:	/s/ Paul G. Vitek
Paul G. Vitek
Sr. Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Corporate and Proppant Incentive Compensation Plan for Key Employees (Effective January 1, 2008)

10.2	Pinnacle Technologies, Inc. Incentive Compensation Plan for Key Employees (Effective January 1, 2008)

5